SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
              ------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


Federated High Income Bond Fund, Inc.
(Name of Registrant as Specified In Its Charter)


Federated Investors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee  (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5. Total fee paid:


[X]  Fee paid previously with preliminary proxy materials.







[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:
FEDERATED HIGH INCOME BOND FUND, INC.
CLASS A SHARES
CLASS B SHARES
CLASS C SHARES


NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 20, 1996


     A Special Meeting of the shareholders of Federated High Income Bond Fund, Inc. (the "Fund") will be held at the Fund's principal offices on the 19th Floor of the Federated Investors Tower, Grant Street and Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, at 2:00 p.m. September 20, 1996, for the following purposes:

     (1) To approve or disapprove the removal of the Fund's fundamental investment limitation restricting the Fund's investment in restricted securities to 10% of its total assets; and

     (2)  To transact such other business as may properly come before the
meeting        or any adjournment thereof.

     The Board of Directors has fixed July 16, 1996, as the record date for determination of shareholders entitled to vote at the meeting.

     By Order of the Directors

     John W. McGonigle
     Secretary

July 31, 1996


SIGN, DATE AND RETURN THE ENCLOSED PROXY
PROMPTLY TO AVOID ADDITIONAL EXPENSE

YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



FEDERATED HIGH INCOME BOND FUND, INC.
CLASS A SHARES
CLASS B SHARES
CLASS C SHARES

FEDERATED INVESTORS TOWER
PITTSBURGH, PENNSYLVANIA  15222-3779

PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of the Fund. The proxy is revocable at any time before it is voted by sending written notice of the revocation to the Fund or by appearing personally on September 20, 1996, at the special meeting of shareholders ("Special Meeting"). The cost of preparing and mailing the notice of meeting, this proxy statement, proxy card and any additional proxy material has been or is to be borne by the Fund. Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, or personal interview conducted by certain officers or employees of the Fund or of Federated Shareholder Services Company (the Fund's transfer agent) or Federated Services Company (the Fund's administrator). In the event that a shareholder does not indicate a choice as to any of the items on the proxy ballot, the Fund will vote those shares in favor of such proposal(s).


     On July 16, 1996, the Fund had outstanding 82,404,326 shares of beneficial interest, each whole share being entitled to one vote and fractional shares being entitled to fractional votes. Only shareholders of record at the close of business on that date will be entitled to notice of and vote at the Special Meeting. Holders of one-fourth of the total number of shares of the Fund then outstanding, represented in person or by proxy, shall be required to constitute a quorum at the Special Meeting for the purpose of transacting any business.
For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Special Meeting. This would have the effect of treating abstentions and non-votes as if they were votes against the proposal.


     The Fund will furnish, without charge, a copy of the annual report and most recent semi-annual report succeeding the annual report, if any, to any shareholder of record of the Fund upon request. To request an annual and/or semi-annual report, call 1-800-341-7400, or send a written request to Betsy Hamilton at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.

     Federated Advisers, the Fund's adviser, is a Delaware Business Trust organized on April 11, 1989, and is a registered investment adviser under the Investment Advisers Act of 1940. Federated Securities Corp., the Fund's distributor, is a Pennsylvania corporation organized on November 14, 1969, and is the principal distributor for a number of investment companies. Federated Services Company is a Pennsylvania corporation organized on May 10, 1991, and provides the Fund's administrative personnel and services (including certain legal and financial reporting services). Federated Advisers, Federated Securities Corp., and Federated Services Company are all wholly-owned subsidiaries of Federated Investors, and they are all located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

APPROVAL OR DISAPPROVAL OF THE REMOVAL OF THE FUND'S FUNDAMENTAL INVESTMENT LIMITATION RESTRICTING THE FUND'S INVESTMENT IN RESTRICTED SECURITIES TO 10% OF ITS TOTAL ASSETS

     One of the Fund's fundamental investment limitations currently provides that the Fund will not "invest more than 10% of its total assets in securities subject to restrictions on resale under the federal securities law." This limitation impedes the Fund's ability to participate in new offerings of high yield securities. In recent years, more of these offerings have been made without initial registration under the Securities Act of 1933 (the "Securities Act"). Most of these securities are exchanged at a later date for securities that have been registered under the Securities Act. However, until the exchange, these securities are subject to restrictions on resale and are therefore subject to the fundamental limitation on restricted securities. This has prevented the Fund from participating in some offerings during periods when the volume of new offerings is high. The Directors believe that the Fund's participation in these offerings would have been advantageous to its performance.
     The Fund adopted this fundamental policy to reflect the Securities and Exchange Commission (the "Commission") interpretive position that, in order to maintain sufficient liquidity to meet shareholder redemptions, mutual funds such as the Fund should limit their investments in illiquid securities and that restricted securities are generally illiquid. When the Fund adopted this limitation, the Commission required mutual funds to limit illiquid securities to not more than 10% of net assets. The Securities Act did not provide an exemption for secondary trading in restricted securities, which impeded the development of a liquid secondary market.

     The market for high yield securities has changed markedly since the adoption of the Fund's limitation. On April 23, 1990, the Commission promulgated Rule 144A under the Securities Act. Rule 144A provides a safe harbor for the resale of certain restricted securities to "qualified institutional buyers" without compliance with the registration requirements of the Securities Act of 1933. A "qualified institutional buyer" is generally defined as a broker/dealer which owns and manages $10 million or more of securities and any other entity that owns and manages $100 million or more of securities.

     In its release adopting Rule 144A, the Commission noted that it was modifying its position as to mutual funds with respect to securities eligible for resale under Rule 144A ("Rule 144A Securities"). The Commission stated that "[t]he determination of the liquidity of Rule 144A Securities in the portfolio of [a mutual fund] is a question of fact for the directors to determine, based upon the trading markets for the specific security." Under the Commission's modified position, the investment adviser may determine, in accordance with guidelines established and monitored by the Directors of the Fund, that a Rule 144A security is liquid, that the security will not count toward the Fund's limitation on illiquid securities.

     In accordance with the Commission's modified position, the Directors have adopted the guidelines under which the investment adviser may determine the liquidity of Rule 144A Securities. The guidelines require the investment adviser to consider the following factors in making this determination:

     1.  The frequency of trades and quotes for the security;
     2.  The volatility of quotations and trade prices for the security;
     3. The number of dealers willing to purchase or sell the security and the number of potential purchasers;
     4.  Dealer undertakings to make a market in the security;
     5. The nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer);
     6. The rating of the security and the financial condition and prospects of the issuer of the security; and
     7. Such other factors as may be relevant to the Fund's ability to dispose of the security.

     The Fund currently relies on Rule 144A to trade unregistered high yield securities and, in accordance with the Director's guidelines, has determined that some of these securities are liquid. This includes many securities acquired in unregistered offerings that have not yet been exchanged for securities registered under the Securities Act. However, the Fund's current investment limitation restricts the acquisition of any restricted security, regardless of its eligibility for resale under Rule 144A or its liquidity. Consequently, the limitation may prevent the Fund from acquiring a liquid high yield security, simply because it has not yet been registered under the Securities Act.
The Commission has also modified its position regarding the amount that a mutual fund may invest in illiquid securities, increasing the amount from 10% to 15% of net assets. Many state securities regulators have also modified their policies in response to the Commission's changes. In order to comply with the Commission's current position, the Directors have adopted a policy limiting the Fund to investing not more than 15% of its net assets in illiquid securities. Restricted securities are subject to this limitation unless they have been determined to be liquid in accordance with the Director's guidelines. The Directors may change this policy on illiquid securities, or the guidelines and factors for determining the liquidity of restricted securities without the approval of, or any notice to, the Fund's shareholders. This will allow the Fund the flexibility to respond quickly to developments in the market and regulations for high yield securities.


     Therefore, if the proposal is approved, the Fund will remain subject to a limitation on investments in unregistered high yield securities that do not meet the Directors' guidelines for liquidity. However, the limitation will increase to 15% from 10% of the Fund's net assets. This could adversely affect the Fund's liquidity during periods of heavy redemptions.


     The Directors, therefore, have, unanimously approved by consent dated July 16, 1996, subject to shareholder approval, "the removal of the Fund's fundamental investment limitation restricting the Fund's investment in restricted securities to 10% of is total assets." Approval of this change in the Fund's investment limitation requires the affirmative vote of: (a) 67% or more of the shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or
(b) more than 50% of the outstanding shares of the Fund, whichever is less. If the shareholders fail to approve the change in this limitation, the Fund will continue to invest no more than 10% of the value of its total assets in restricted securities of any kind.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE REMOVAL OF THE FUND'S FUNDAMENTAL INVESTMENT LIMITATION RESTRICTING THE FUND'S INVESTMENT IN RESTRICTED SECURITIES TO 10% OF ITS TOTAL ASSETS
OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY
     While the Special Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the Board of Directors intends to present or knows that others will present is the business mentioned in the notice of meeting. If any other matters lawfully come before the Special Meeting, and as to all procedural matters at the meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the attorneys named therein, or their substitutes, present and acting at the Special Meeting.

     If at the time any session of the Special Meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment and will vote those proxies required to be voted against the proposal, against any such adjournment. A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

     Officers and Directors of the Fund own less than 1% of the Fund's outstanding shares.


     The following list indicates the beneficial ownership of shareholders who, to the best knowledge of the Fund, are the record/beneficial owners of more than 5% of the outstanding shares of the Fund as of July 16, 1996: Merrill Lynch Pierce Fenner & Smith, Jacksonville, Florida, held of record approximately 4,700,594 (11.28%) of the Fund's Class A Shares; Merrill Lynch Pierce Fenner & Smith, Jacksonville, Florida, held of record approximately 1,764,282 (6.69%) of the Fund's Class B Shares; and Merrill Lynch Pierce Fenner & Smith, Jacksonville, Florida, held of record approximately 1,908,830 (29.46%) of the Fund's Class C Shares.

     If you do not expect to attend the Special Meeting, please sign your proxy and return it in the enclosed envelope to avoid necessary expense and delay. No postage is necessary.

     By Order of the Directors

     John W. McGonigle
     Secretary

July 31, 1996







Cusip 314195108
Cusip 314195207
Cusip 314195306
G00386-03 (7/96)







FEDERATED SECURITIES CORP.
FEDERATED INVESTORS TOWER
PITTSBURGH, PA  15222-3779


FEDERATED HIGH INCOME BOND FUND, INC. SPECIAL MEETING OF SHAREHOLDERS SEPTEMBER 20, 1996


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of FEDERATED HIGH INCOME BOND FUND, INC. hereby appoint S. Elliott Cohan, Suzanne
W. Land, Carole Webber, Patricia F. Conner and Max F. Miller, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all Shares of FEDERATED HIGH INCOME BOND FUND, INC. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on SEPTEMBER 20, 1996, at Federated Investors Tower, Pittsburgh, Pennsylvania, at 2:00 p.m., (Eastern time) and at any adjournment thereof.


Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE ATTORNEYS NAMED WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN ACCORDANCE WITH THE CHOICES MADE ON THIS BALLOT. IF NO CHOICE IS INDICATED AS TO ANY ITEM, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT MATTER. THE APPROVAL OF EACH PROPOSAL IS NOT CONTINGENT ON THE APPROVAL OF ANY OTHER MATTER.


PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS    KEEP THIS PORTION
FOR YOUR RECORDS
FEDERATED HIGH INCOME BOND FUND, INC.   DETACH AND RETURN THIS PORTION ONLY

VOTE ON PROPOSAL

FOR        AGN        ABS
    ----       ----       ----

1)   TO APPROVE OR DISAPPROVE THE REMOVAL OF THE FUND'S FUNDAMENTAL   INVESTMENT
LIMITATION RESTRICTING THE FUND'S INVESTMENT IN RESTRICTED SECURITIES TO 10% OF ITS TOTAL ASSETS.
2)   OTHER BUSINESS.

Please sign EXACTLY as your name(s) appear(s) above. When signing as attorney, executor, administrator, guardian, trustee, custodian, etc., please give your full title as such. If a corporation or partnership, please sign the full name by an authorized officer or partner. If stock is owned jointly, all parties should sign.



Signature                Signature(s) of Shareholders(s)      Date